Exhibit 10.1

PPM Loan No. 08-05402
FLOATING RATE PROMISSORY NOTE

Date:  October  3 , 2008

The following terms or provisions are used in this Note and are incorporated by reference herein.

Maker:  WHITESTONE INDUSTRIAL-OFFICE LLC, a Texas limited liability company

Maker's Mailing Address:	2600 South Gessner
Suite 500
Houston, Texas 77063

Noteholder: JACKSON NATIONAL LIFE INSURANCE COMPANY, a Michigan corporation, its successors or assigns

Place for Payment: the office of Noteholder's correspondent, PPM Finance, Inc., at 225 West Wacker Drive, Suite 1200, Chicago, IL 60606, or at such other place as from time to time may be designated in writing by Noteholder.

Principal Amount:    $26,900,000.00

Interest Rate (adjustable):  initially at six and fifty three hundredths percent (6.53%) per annum; thereafter, floating at 260 basis points over the Index

Index: The term "Index" shall mean, as of the date of the applicable interest rate adjustment, the one month London Interbank Offered Rates (LIBOR) as shown in the "Money and Investing" section of the Wall Street Journal as published on the business day prior to the applicable interest rate adjustment, or if the index is no longer published daily, the one month LIBOR as available through the Bloomberg L.P. or similar service designated by Noteholder.

Prepaid Interest Period: the period commencing on the date of this Note through and including October 31, 2008

First Monthly Payment Date:  December 1, 2008

Monthly Payments: Monthly payments consisting of principal and interest based upon an amortization schedule of 25 years, which is subject to change as set forth in Section 2 below

Lockout Period Expiration Date:  December 1, 2009

Maturity Date:  November 1, 2013

1.    Promise to Pay. FOR VALUE RECEIVED, the Maker hereby promises to pay to the Noteholder the Principal Amount (the "Loan") with interest on the outstanding principal balance thereof from the date hereof until the Maturity Date with initial interest at the Interest
Rate or the Default Rate (as applicable), both principal and interest being payable as hereinafter provided in lawful money of the United States of America at the Place for Payment or at such other place as from time to time may be designated by Noteholder. Interest shall be calculated and paid on the basis of a 30-day month and 360-day year, unless otherwise noted herein.

2.            Interest Rate. The Interest Rate, initially set by Noteholder approximately three (3) days prior to the date hereof, shall be adjusted by Noteholder on a monthly basis. The adjustment shall be made on the last business day of each calendar month and will be effective the first day of the immediately following month. To determine the new monthly payment, the remaining principal balance of the Loan will be re-amortized based on the new interest rate and the then remaining amortization term. Since interest is paid in arrears, the monthly payment will not adjust until the first of the next following month. For example, for an interest rate to be adjusted on March 31, the new adjusted rate will be effective April 1. The interest rate change will affect the payment due on May 1 which covers April interest.

3.            Payments. A payment of interest only, based on a 365-day year, on the outstanding principal balance of this Note shall be due and payable in advance on the date hereof in an amount equal to interest accrued during the Prepaid Interest Period. Maker agrees to pay Noteholder the Monthly Payments commencing on the First Monthly Payment Date and continuing thereafter on the same day of each succeeding month through and including the Maturity Date, on which date all unpaid principal and interest, together with any other sums due under the terms of this Note, shall be due and payable.

4.            Treatment of Payments. All payments of principal, interest, late charges (as described below), and prepayment premium (as described below), if any, due under this Note shall be paid to Noteholder by wire transfer pursuant to Noteholder's written wire transfer instructions or by check of immediately available funds delivered to the place for payment set forth in the Terms section above and in such other manner, as Noteholder may from time to time designate in writing. If such payment is received by 2:00 p.m., Eastern Time, such payment will be credited to Maker's account as of the date on which received. If such payment is received after 2:00 p.m., eastern time, such payment will be credited to Maker's account on the business day next following the date on which received. Each installment payment under this Note shall be applied first to the payment of any cost or expense for which Maker is liable hereunder or under the other Loan Documents, including any unpaid late charge, then to accrued interest and the remainder to the reduction of unpaid principal. Time is of the essence as to all payments hereunder.
5.            Late Charges. If any monthly installment of principal and/or interest is not paid in full on or before the tenth day of the month in which such payment is due, then a charge for late payment ("Late Charge") in the amount of five percent (5%) of the amount of such installment shall be immediately assessed and shall be immediately due and payable by Maker. The parties hereby recognize that the Late Charge is a reasonable approximation of an actual loss difficult to estimate. Noteholder's failure to collect such Late Charge shall not constitute a waiver of Noteholder's right to require such payment of such Late Charge for past or future defaults. The Late Charge shall be in addition to all other rights and remedies available to Noteholder upon the occurrence of an Event of Default, as hereinafter defined.

6.            Default Interest. Upon the occurrence of (a) an Event of Default or (b) the Maturity Date, interest shall accrue hereunder at an annual rate (the "Default Rate") equal to the lesser of (i) eighteen percent (18%) and (ii) the maximum rate allowed by law. The Default Rate shall accrue on the entire outstanding balance hereof, including, without limitation, delinquent interest and any and all costs and expenses incurred by Noteholder in connection therewith.

7.            Security; Definitions.

(a)   This Note is made pursuant to a Loan Agreement of even date herewith between Noteholder and Maker (the "Loan Agreement") and secured by, among other things, the Security Instrument of even date herewith in favor of Noteholder granting a first lien on certain real property described therein, and granting a security interest in certain personal property, fixtures and equipment described therein.

(b)   Capitalized terms not otherwise defined in the preamble or in other provisions of this Note shall have the meanings ascribed to such terms in the Loan Agreement.

(c)           The terms and provisions of the Loan Agreement are incorporated herein by reference (as if such terms and provisions were set forth in this Note).

8.            Event of Default. Upon the occurrence of an Event of Default, Noteholder shall have the option of declaring the indebtedness evidenced hereby to be immediately due and payable (the "Loan Acceleration"). After the Loan Acceleration, Noteholder shall have the option of applying any payments received to principal or interest or any other costs due pursuant to the terms of this Note or the other Loan Documents. Interest at the Default Rate shall continue to accrue on any judgment Noteholder may obtain against Maker on this Note or the Security Instrument until Noteholder acquires record title to the Project or the judgment and interest and costs have been paid in full. Noteholder may include any applicable prepayment premium, attorney's fees and costs of suit in any complaint, judgment or assessment of damages filed or entered pursuant to this Note and/or the Security Instrument.

9.            Prepayment. The Loan may not be prepaid prior to the Lockout Period Expiration Date. Calculation of the prepayment open date shall begin with the first day of the first month in which monthly payments are made. Thereafter, prepayment is permitted at any time, in full but not in part, upon 30 days' written notice, with payment to Noteholder of a prepayment premium as follows: 2 % of the outstanding loan balance during months thirteen (13) through twenty-four (24); 1% of the outstanding loan balance during the months twenty-five (25) through thirty-six (36); 0.5 % of the outstanding loan balance during the months thirty-seven (37) through forty-eight (48); and at par thereafter.

No Prepayment Premium shall apply to a payment in full due to taking through condemnation or a casualty where Noteholder applies proceeds to pay down the Loan. No involuntary partial prepayment shall suspend or reduce any required installment payments. If the Loan has been accelerated and Maker wishes to pay the Loan in full, the payment tendered must include either (i) the applicable prepayment premium, if the payment is tendered during a period when prepayment is permitted under this Note, or (ii) the greater of such prepayment premium or 10% of the principal amount owed on the date of default, if the payment is tendered during a period when prepayment is prohibited under this Note.

10.           Limitation on Personal Liability. The provisions of Section 9.18 of the Loan Agreement are hereby incorporated by reference.

11.           Savings Clause. It is expressly stipulated and agreed to be the intent of Maker and Noteholder at all times to comply strictly with the applicable Texas law governing the maximum nonusurious rate or amount of interest payable on this Note or the indebtedness evidenced by the other Loan Documents (or applicable United States federal law to the extent that it permits Noteholder to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to this Note, any of the other Loan Documents or any other communication or writing by or between Maker and Noteholder related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged, taken, reserved or received by reason of Noteholder's exercise of the option to accelerate the maturity of this Note and/or the indebtedness, or (iii) Maker will have paid or Noteholder will have received by reason of any prepayment by Maker of this Note and/or the indebtedness, then it is Maker's and Noteholder's express intent that all amounts charged in excess of the maximum nonusurious rate shall be automatically canceled, ab initio, and all amounts in excess of the maximum nonusurious rate theretofore collected by Noteholder shall be credited on the principal balance of this Note and/or the indebtedness (or, if this Note and all indebtedness have been or would thereby be paid in full, refunded to Maker), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated term of this Note, then Maker and Noteholder agree that Noteholder shall, with reasonable promptness after Noteholder discovers or is advised by Maker that interest was received in an amount in excess of the maximum nonusurious rate, either refund such excess interest to Maker and/or credit such excess interest against this Note and/or any indebtedness then owing by Maker to Noteholder. Maker hereby agrees that as a condition precedent to any claim or counterclaim (in which event such proceeding shall be abated for such time period) seeking usury penalties against Noteholder, Maker will provide written notice to Noteholder, advising Noteholder in reasonable detail of the nature and amount of the violation, and Noteholder shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Maker or crediting such excess interest against this Note and/or the indebtedness then owing by Maker to Noteholder. All sums contracted for, charged, taken, reserved or received by Noteholder for the use, forbearance or detention of any debt evidenced by this Note and/or the indebtedness evidenced by the other Loan Documents shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note and/or the indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of this Note and/or the indebtedness does not exceed the maximum nonusurious rate from time to time in effect and applicable to this Note and/or the indebtedness for so long as debt is outstanding. To the extent that Noteholder is relying on Chapter 303, as amended, of the Texas Finance Code to determine the maximum amount of Interest permitted by applicable law on the principal of this Note, Noteholder will utilize the weekly rate ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits a greater amount of interest than is permitted under Texas law, Noteholder will rely on United States federal law instead of such Chapter 303, as amended, for the purpose of determining the maximum amount permitted by applicable law. Additionally, to the extent permitted by applicable law now or hereafter in effect, Noteholder may, at its option and from time to time, implement any other method of computing the maximum lawful rate under such Chapter 303, as amended, or under other applicable law by giving notice, if required, to Maker as provided by applicable law now or hereafter in effect. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to this Note and/or any of the indebtedness evidenced by the other Loan Documents. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Noteholder to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

12.            Noteholder's Attorney Fees. Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings or if this Note is placed in the hands of attorneys for collection after an Event of Default, or if the lien or priority of the lien represented by the Security Instrument or the other Loan Documents is the subject of any court proceeding, Maker and all endorsers, guarantors and sureties of this Note jointly and severally agree to pay to Noteholder in addition to the principal and interest due and payable hereon reasonable attorneys' and collection fees including those incurred by Noteholder for any appeal.

13.            Maker's Waivers. Maker and all endorsers, guarantors and sureties of this Note and all other persons liable or to become liable on this Note severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, notice of acceleration, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

14.            Payment of Taxes and Fees. Maker agrees to pay the cost of any revenue, tax or other documentary fee or stamps now or hereafter required by law to be affixed to this Note or the Security Instrument.

15.            Governing Law. This Note and the rights, duties and liabilities of the parties hereunder and/or arising from or relating in any way to the indebtedness evidenced by this Note or the transaction of which such indebtedness is a part shall be governed and construed for all purposes by the law of the State of Illinois.

16.    Replacement or Bifurcation of Note. If this Note is lost or destroyed, the Maker shall, at the Noteholder's request, execute and return to the Noteholder a replacement promissory note identical to this Note, provided the Noteholder delivers to the Maker an affidavit to the foregoing effect. Upon delivery of the executed replacement Note, the Noteholder shall indemnify the Maker from and against its actual damages suffered as a result of the existence of two Notes evidencing the same obligation. No replacement of this Note under this Section shall result in a novation of the Maker's obligations under this Note. In addition, the Noteholder may at its sole and absolute discretion require that the Maker execute and deliver two separate promissory notes, which shall replace this Note as evidence of the Maker's obligations. The two replacement notes shall, taken together, evidence the exact obligations set forth in this Note. The replacement notes shall be independently transferable. If this Note is so replaced, the Noteholder shall return this Note to the Maker marked to evidence its cancellation. Noteholder shall pay all costs incurred by it with respect to documenting such replacement notes. Maker acknowledges the need to act promptly upon its receipt of the documentation evidencing any request by Noteholder that the Note be replaced pursuant to this Section and agrees that Maker will meet the reasonable deadlines of Noteholder provided that Maker has received the applicable documents at least ten (10) business days prior to such deadline. Furthermore, Maker agrees to reasonably cooperate with Noteholder to effectuate the obtainment of such title policy endorsements, or new title evidence and other assurances and documents as Noteholder shall reasonably require.

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IN WITNESS WHEREOF, Maker has caused this Note to be duly executed as of the day and year first above written.

MAKER:

WHITESTONE INDUSTRIAL-OFFICE LLC,
a Texas limited liability company

By: WHITESTONE REIT OPERATING
PARTNERSHIP, L.P.,
a Delaware limited partnership,
its Sole Member

By: WHITESTONE REIT,
a Maryland real estate investment trust,
its General Partner

By:	/s/ John J. Dee
John J. Dee, Executive Vice President